Exhibit 99.1

FOR RELEASE
4:01 p.m. ET
October 30, 2008

ISILON SYSTEMS ANNOUNCES 2008 THIRD QUARTER FINANCIAL RESULTS

Record Revenues and Increased Operating Leverage Drive Continued Bottom Line Improvement;

Company’s Fifth Generation Clustered Storage Systems Set Standard For Scale-Out File Storage

SEATTLE, WA — October 30, 2008 — Isilon® Systems (NASDAQ: ISLN), the leader in clustered storage, today announced its financial results for the third quarter ended September 30, 2008.  Revenue for the third quarter was $30.3 million, up 8 percent sequentially compared with $28.2 million in the second quarter of 2008.  Revenue increased 40 percent compared with $21.6 million in the third quarter of 2007.

“In the third quarter, our solid execution in growing revenue and driving increased operating leverage in our business generated significant bottom line improvement and positive cash flows,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems.  “Our customers are deriving significant value from Isilon’s ‛pay-as-you-grow’ clustered storage solutions which provide the flexibility to align capital expenditures directly with the inevitable growth of file-based data.”

During the third quarter, Isilon released its OneFS 5.0® operating system software and the new Accelerator-x.  “In addition to our strong operational performance in the quarter, Isilon released its fifth generation clustered systems, setting the standard for scale-out file storage in the enterprise,” said Patel.

Financial results for the third quarter of 2008 included the following:

•
Gross margin for the third quarter of 2008 was 57.2 percent, compared with 56.9 percent in the second quarter of 2008.  Gross margin in the third quarter last year was 55.7 percent.  On a non-GAAP basis, gross margin for the third quarter was 57.3 percent, compared with 57.0 percent in the second quarter of 2008.  Non-GAAP gross margin in the third quarter last year was 55.9 percent.

•
Loss from operations for the third quarter of 2008 was $5.2 million, compared with $6.4 million in the second quarter of 2008.  Loss from operations in the third quarter last year was $8.3 million.  On a non-GAAP basis, loss from operations for the third quarter of 2008 was $3.6 million, compared with $4.9 million in the second quarter of 2008.  Non-GAAP loss from operations in the third quarter last year was $7.0 million.

•
Net loss for the third quarter of 2008 was $4.8 million, or $0.08 per share, compared with net loss of $5.8 million, or $0.09 per share, in the second quarter of 2008.  Net loss in the third quarter last year was $7.2 million, or $0.12 per share.  Non-GAAP net loss for the third quarter was $3.3 million, or $0.05 per share, compared with non-GAAP net loss of $4.3 million, or $0.07 per share, in the second quarter of 2008.  Non-GAAP net loss in the third quarter last year was $5.9 million, or $0.10 per share.

•	As of September 30, 2008, cash, cash equivalents and marketable securities were $76.7 million, compared with $75.1 million as of June 30, 2008

Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s third quarter financial results.  The call will be accessible via webcast on the Investor Relations section of Isilon’s website at www.isilon.com/company/, where it will be archived.  In addition, the live conference call will be accessible by telephone at 866-825-3209 or 617-213-8061; the passcode is 46417142.

A replay of the conference call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), November 13, 2008, at 888-286-8010 or 617-801-6888; the passcode for the replay is 71344791.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the worldwide leader in clustered storage systems and software for file-based data, enabling enterprises to transform data into information – and information into breakthroughs.  Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems.  Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it.  Information about Isilon can be found at http://www.isilon.com.
Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share exclude charges related to stock-based compensation.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future financial and operating results, the benefits of our products, technologies and services, and our ability to achieve our goals, plans and objectives, including our efforts to further grow into enterprise accounts and broaden the recognition of our value proposition.  These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of unstructured, digital content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and, macroeconomic factors affecting the United States.  These and other important risk factors and assumptions are described in detail in our 2007 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.
###

(Financial Statements Follow)

Contacts:

Press:
Jay Wampold, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7620, jay.wampold@isilon.com

Investors:
Rosemary Moothart, Director of Investor Relations, Isilon Systems,
+1-206-315-7509, rosemary.moothart@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Revenue:
Product	$24,418	$17,627	$66,827	$52,197
Services	5,914	4,016	15,811	10,203
Total revenue	30,332	21,643	82,638	62,400

Cost of revenue:
Product	9,176	7,059	26,740	24,365
Services (1)	3,810	2,524	9,623	5,794
Total cost of revenue	12,986	9,583	36,363	30,159

Gross profit	17,346	12,060	46,275	32,241

Operating expenses:
Research and development (1)	6,318	5,374	17,788	14,778
Sales and marketing (1)	11,341	11,282	35,546	30,111
General and administrative (1)	4,843	3,687	15,303	9,769
Total operating expenses	22,502	20,343	68,637	54,658

Loss from operations	(5,156)	(8,283)	(22,362)	(22,417)

Interest income and other	398	1,141	1,860	3,472

Loss before income tax expense	(4,758)	(7,142)	(20,502)	(18,945)

Income tax expense	(70)	(41)	(243)	(116)

Net loss	$(4,828)	$(7,183)	$(20,745)	$(19,061)

Net loss per share, basic and diluted	$(0.08)	$(0.12)	$(0.33)	$(0.31)
Shares used in computing basic and diluted net loss per share	63,615	61,771	63,171	61,217

(1) Includes stock-based compensation as follows:
Cost of revenue	$46	$48	$124	$92
Research and development	376	167	788	488
Sales and marketing	470	509	1,655	1,059
General and administrative	681	522	1,799	1,081

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
 (unaudited)
 (in thousands)

	As of
	September 30, 2008	December 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$46,911	$38,999
Marketable securities	29,806	46,862
Trade receivables, net of allowances of $228 and $324, respectively	15,158	20,152
Inventories	10,536	9,430
Other current assets	5,740	5,524
Total current assets	108,151	120,967

Property and equipment, net	10,992	10,571
Total assets	$119,143	$131,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,840	$10,962
Accrued liabilities	4,638	5,182
Accrued compensation and related benefits	5,329	5,180
Deferred revenue	15,786	12,392
Total current liabilities	35,593	33,716

Deferred revenue, net of current portion	7,927	5,819
Deferred rent, net of current portion	3,230	3,414
Total liabilities	46,750	42,949

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	196,107	191,254
Accumulated other comprehensive loss	(380)	(76)
Accumulated deficit	(123,335)	(102,590)
Total stockholders' equity	72,393	88,589
Total liabilities and stockholders' equity	$119,143	$131,538

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
 (unaudited)
 (in thousands)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities
Net loss	$(20,745)	$(19,061)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,690	3,835
Amortization of discount on marketable securities	(141)	(83)
Stock-based compensation	4,366	2,720
Changes in operating assets and liabilities:
Accounts receivable, net	4,993	4,604
Inventories	(1,197)	(2,683)
Other current assets	(144)	(3,859)
Accounts payable	(1,694)	7,046
Accrued liabilities, compensation payable and deferred rent	(530)	134
Deferred revenue	5,503	5,485

Net cash used in operating activities	(4,899)	(1,862)

Cash flows from investing activities
Purchases of property and equipment	(4,594)	(5,675)
Purchases of marketable securities	(31,665)	(48,333)
Proceeds from sales and maturities of marketable securities	48,677	13,695

Net cash provided by (used in) investing activities	12,418	(40,313)

Cash flows from financing activities
Proceeds from issuance of common stock, option exercises	453	424
Proceeds from issuance of common stock, employee stock purchase plan	—	365
Repurchases of unvested common stock	(13)	(78)
Payments of offering costs	—	(1,135)

Net cash provided by (used in) financing activities	440	(424)

Effect of exchange rate changes on cash and cash equivalents	(47)	6
Net increase (decrease) in cash and cash equivalents	7,912	(42,593)

Cash and cash equivalents at beginning of period	38,999	99,899
Cash and cash equivalents at end of period	$46,911	$57,306

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

		Operating Expenses
	Gross margin %	Research and development	Sales and marketing	General and administrative	Total	Loss from operations	Net loss	Net loss per share, basic and diluted
Three Months Ended
September 30, 2008
GAAP	57.2%	$6,318	$11,341	$4,843	$22,502	$(5,156)	$(4,828)	$(0.08)
Adjustments:
Stock-based compensation	0.1%	(376)	(470)	(681)	(1,527)	1,573	1,573
Non-GAAP	57.3%	$5,942	$10,871	$4,162	$20,975	$(3,583)	$(3,255)	$(0.05)

June 30, 2008
GAAP	56.9%	$5,980	$12,405	$4,064	$22,449	$(6,415)	$(5,819)	$(0.09)
Adjustments:
Stock-based compensation	0.1%	(231)	(554)	(693)	(1,478)	1,496	1,496
Non-GAAP	57.0%	$5,749	$11,851	$3,371	$20,971	$(4,919)	$(4,323)	$(0.07)

September 30, 2007
GAAP	55.7%	$5,374	$11,282	$3,687	$20,343	$(8,283)	$(7,183)	$(0.12)
Adjustments:
Stock-based compensation	0.2%	(167)	(509)	(522)	(1,198)	1,246	1,246
Non-GAAP	55.9%	$5,207	$10,773	$3,165	$19,145	$(7,037)	$(5,937)	$(0.10)

Nine Months Ended
September 30, 2008
GAAP	56.0%	$17,788	$35,546	$15,303	$68,637	$(22,362)	$(20,745)	$(0.33)
Adjustments:
Stock-based compensation	0.1%	(788)	(1,655)	(1,799)	(4,242)	4,366	4,366
Non-GAAP	56.1%	$17,000	$33,891	$13,504	$64,395	$(17,996)	$(16,379)	$(0.26)

September 30, 2007
GAAP	51.7%	$14,778	$30,111	$9,769	$54,658	$(22,417)	$(19,061)	$(0.31)
Adjustments:
Stock-based compensation	0.1%	(488)	(1,059)	(1,081)	(2,628)	2,720	2,720
Non-GAAP	51.8%	$14,290	$29,052	$8,688	$52,030	$(19,697)	$(16,341)	$(0.27)